UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       June 30, 2005

Delphi Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)

(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 30, 2005, Delphi Corporation (“Delphi”) reached final agreement to sell its battery product line, with the exception of two U.S. operations, to Milwaukee-based Johnson Controls Inc. (“JCI”), for $202.5 million. The transaction closed today, July 1, 2005.

The business sold includes Delphi’s global starting, lighting and ignition lead-acid battery operations, including joint venture interests. The transaction also includes tools, inventory, equipment, intellectual property and brand names, as associated with the battery product line. In addition, approximately 2,700 employees will transition with the business to JCI. The business generates approximately $600 million annually in global consolidated revenues.

Prior to the sale, Delphi’s global battery product line manufactured lead-acid batteries for original equipment (“OE”) manufacturers and sold original equipment for aftermarket distribution. Delphi manufactures batteries in two U.S. plants in Fitzgerald, Georgia, and New Brunswick, New Jersey; and internationally in Sarreguemines, France; Piracicaba, Brazil; Tlaxcala, Mexico; and joint ventures in Shanghai, China; Kumi, Korea; and Dammam, Saudia Arabia.

Delphi’s interest in its global battery plants has been transitioned to JCI, with the exception of the U.S. operations. The transaction is anticipated to be a two-step sale of Delphi’s global battery business. The receipt of the $202.5 million cash purchase price is not contingent upon completion of the second step. In the first step, JCI assumed global supply contracts and shareholdings of Delphi’s battery manufacturing operations in France, Brazil, Mexico and in Delphi’s joint ventures in Korea, China and Saudi Arabia. Further, JCI assumed responsibility as a Tier 1 supplier for OE customers of Delphi’s U.S. operations. Delphi entered into a contract manufacturing supply arrangement, becoming a Tier 2 supplier to JCI, and began supplying batteries from its two U.S. plants to JCI for a transition period. In the second step, subject to discussions between Delphi and the Industrial Division of the Communication Workers of America, AFL-CIO, CLC (“IUE-CWA’’), it is anticipated that JCI would purchase Delphi’s New Brunswick, New Jersey operation. Pending a commercial agreement between Delphi and a customer, and final discussions with the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (“UAW’’), the Fitzgerald, Georgia operation will remain with Delphi and change to a new product line at the conclusion of this transition period.

Approximately 3,470 employees, hourly and salaried, work in Delphi’s worldwide and joint venture battery manufacturing business.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits. The following exhibit is being filed as part of this report.

Exhibit
Number	Description
99 (a)	Master Sale and Purchase Agreement between Johnson Controls, Inc. and Delphi Corporation dated June 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)
Date: July 1, 2005	By:	/s/ JOHN D. SHEEHAN
John D. Sheehan
Acting Chief Financial Officer, Chief Accounting Officer and Controller

Exhibit Index

Exhibit
Number	Description
99 (a)	Master Sale and Purchase Agreement between Johnson Controls, Inc. and Delphi Corporation dated June 30, 2005.